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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the use in this Registration Statement of TekInsight.Com, Inc. on Form S-4 of our report dated September 15, 1999 relating to the consolidated balance sheets of TekInsight.Com, Inc.(formerly Tadeo Holdings, Inc. and Subsidiaries) as of June 30, 1999 and 1998 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended June 30, 1999, 1998 and 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                       /s/ FELDMAN SHERB HOROWITZ & CO., P.C.
                                       --------------------------------------
                                       FELDMAN SHERB HOROWITZ & CO., P.C.
                                       Certified Public Accountants

April 28, 2000
New York, New York